Exhibit 10.23
FEE REIMBURSEMENT AGREEMENT
     Each of Southwest Partners II, L.P. (“SWP II”), Southwest Partners III, L.P. (“SWP III”) and Fortress Holdings, LLC (“Fortress”, and together with SWP II and SWP III, the “Selling Stockholders”) enter into this Fee Reimbursement Agreement (the “Agreement”) with Basic Energy Services, Inc. (“Basic”) as of this 24th day of July, 2006.
     WHEREAS, the Selling Stockholders have requested Basic to register with the Securities and Exchange Commission (“SEC”) the single distribution by the Selling Stockholders to their respective partners and members of record of an aggregate 2,101,641 shares of Basic common stock beneficially owned by the Selling Stockholders (the “Registration”), and as consideration for the Registration have agreed to reimburse Basic for certain reasonable fees and expenses incurred by Basic in connection with the Registration; and
     WHEREAS, Basic has agreed to effect the Registration for the consideration set forth in this Agreement.
     NOW THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Certain Agreements of the Selling Stockholders.
A.	The Selling Stockholders agree, jointly and severally, to reimburse Basic for the following reasonable and necessary expenses in connection with the Registration (whether or not the Registration is completed and the Registration Statement on Form S-1 is declared effective by the SEC) after Basic submits to the Selling Stockholders documentation for each paid expense:
1.	Legal Fees — the reasonable cost of all legal fees and expenses incurred by Andrews Kurth LLP, counsel to Basic. The Selling Stockholders shall also pay directly all legal fees and expenses of Baker Donelson Bearman Caldwell & Berkowitz, P.C., counsel to the Selling Stockholders.

2.	Registration Expense — the actual SEC registration fee.

3.	Printing and Engraving Expense — the reasonable costs for any printing and engraving materials prepared in connection with the Registration.

4.	Accountants — the costs of obtaining any consents or review of Basic’s independent registered accounting firm or any other accountants whose consent may be required in connection with the Registration.

5.	Other — any other fees and expenses otherwise payable by the Selling Stockholders pursuant to the Amended and Restated Stockholders’ Agreement by and among Basic, the Selling Stockholders and the other parties thereto as in effect on the date hereof (the “Stockholders’ Agreement”).

B.	The Selling Stockholders agree to provide such information promptly as required under applicable law and NASD rules for inclusion in the registration statement for the Registration (the “Registration Statement”).

C.	The Selling Stockholders agree to include all of the shares beneficially owned by the Selling Stockholders in the Registration Statement.

D.	The Selling Stockholders shall complete the plan of distribution contemplated by the Registration Statement promptly and in any case within ten (10) business days after the date on which the Registration Statement is declared effective by the SEC, or as soon as reasonably practicable thereafter.

E.	Subsequent to the effective date of the Registration Statement, the Selling Stockholders hereby agree that any further registration rights of the Selling Stockholders, or any partners, members or other successors or assigns of the Selling Stockholders pursuant to the Stockholders Agreement shall be terminated.
2. Certain Agreements of Basic. Basic shall be responsible for all other fees and expenses incurred in connection with or incidental to the Registration to the extent such fees and expenses would otherwise be required pursuant to the Stockholders’ Agreement. Basic shall not be required to maintain the effectiveness of the Registration Statement for more than twenty (20) days after the date on which the Registration Statement is declared effective by the SEC.
3. Allocation of Fees and Expenses to Selling Stockholders. The Selling Stockholders hereby agree that the Covered Expenses shall be allocated among the Selling Stockholders as set forth below:
Allocation Schedule
SWP II = 22% of Covered Expenses
SWP III = 46% of Covered Expenses
Fortress = 32% of Covered Expenses
4. Other Terms.
A.	Stockholders’ Agreement. The terms applicable to a Registration as set forth in the Stockholders’ Agreement, including without limitation provisions relating to indemnification, to the extent such terms do not conflict with or contravene the terms set forth herein, shall remain applicable to the Registration as if otherwise made in accordance with the Stockholders’ Agreement. The rights of other holders of Registrable Securities (as defined in the Stockholders’ Agreement) shall not otherwise be modified or amended by this Agreement.

B.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws.

C.	Assignment. No party may assign or transfer this Agreement without the prior written consent of the other parties to this Agreement.

D.	Successors and Assigns. All the terms of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, successors and assigns.

E.	Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision.

F.	Entire Agreement. This Agreement, together with the Stockholders’ Agreement as referenced in this Agreement, sets forth the entire agreement of the parties with respect to the subject matter herein and it shall not be changed except by written instrument signed by all parties hereto.

G.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.
The parties have set their respective hands below.
BASIC ENERGY SERVICES, INC.

/s/ Kenneth V. Huseman
By:	Kenneth V. Huseman
Its:	President and CEO

Selling Stockholders:

SOUTHWEST PARTNERS II, L.P.
By:	Anchor Resources, LLC, its general partner

/s/ H. H. Wommack, III

By:	H. H. Wommack, III
Its:	President

SOUTHWEST PARTNERS III, L.P.
By:	Anchor Resources, LLC, its general partner

/s/ H. H. Wommack, III

By:	H. H. Wommack, III
Its:	President

FORTRESS HOLDINGS, LLC

/s/ H. H. Wommack, III

By:	H. H. Wommack, III
Its:	President